Exhibit 23

             Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in Registration Statements (Forms S-8 No. 333-01051 and No. 333-01053) of OshKosh B'Gosh, Inc. of our report dated February 10, 1997, with respect to the consolidated financial statements of OshKosh B'Gosh, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


Milwaukee, Wisconsin
March 27, 1997